[BENTLEY PHARMACEUTICALS, INC.]



Bentley Park                                                    News Release
2 Holland Way
Exeter, New Hampshire 03833
Phone: 603.658.6100
Fax: 603.658.6101
                                                                        Contact:
                                                                Michael D. Price
                                         Vice President, Chief Financial Officer
                                                   Bentley Pharmaceuticals, Inc.
                                                                    603.658.6100
                                                            www.bentleypharm.com
                                                            --------------------

                                  Investors:  Deborah Ardern-Jones/Lanie Fladell
                                                              Media:  Sean Leous
                                                                 FD Morgen-Walke
                                                                    212.850.5600

BENTLEY PHARMACEUTICALS, INC. REPORTS RECORD FIRST QUARTER RESULTS

- Total Revenues  Increase 63% (37% at constant exchange rates) to $15.0 Million
- Net Income grows dramatically - up 11 times to $1.5 Million, or $0.08 per Diluted Share

EXETER, NH, APRIL 29, 2003 -- Bentley Pharmaceuticals, Inc. (AMEX: BNT), a technology-based specialty pharmaceutical and drug delivery company with a growing branded and generic product line in Europe, today announced record financial results for the three months ended March 31, 2003.

Total revenues for the quarter grew 63% (37% at constant exchange rates) to $15.0 million compared to $9.2 million in the same period last year. Net product sales increased 57% (31% at constant exchange rates) to $14.2 million, from $9.1 million in last year's first quarter. First quarter licensing and collaboration revenues increased significantly to $0.8 million versus $0.1 million in the first quarter of last year.

First quarter operating income more than tripled to $2.7 million from $0.8 million in the comparable 2002 quarter. Net income for the 2003 first quarter increased to $1.5 million, or $0.08 per diluted share, compared to $135,000, or $0.01 per diluted share, in last year's first quarter. Gross margins on net product sales in the first quarter of 2003 were 57% compared to 58% in the same period of the prior year.

Research and development expenses increased by 33% from $764,000 in the first quarter of 2002 to $1.0 million in the first quarter of 2003. The expenditures reflect our focus on projects that are necessary for expansion of our portfolio of marketed products and clinical trials involving our drug delivery technologies.

With respect to licensing and collaboration revenues, Bentley has recognized royalty revenues based on estimated sell-through of pharmaceutical products, and has deferred recognition of royalty revenues associated with the initial sales made to wholesalers and pharmacies to fill the distribution channel. Pharmaceutical products are typically sold with limited shelf lives and wholesalers and pharmacies have the right to return unsold or expired product. The company's policy, therefore, is to recognize royalty revenues based on an estimate of the prescriptions written by physicians and filled by patients, until such time that returns from wholesalers and pharmacies can be reasonably estimated. The company will use available market information to determine the amounts and timing of royalty revenues it recognizes.

James Murphy, Bentley's president and chief executive officer commented, "Our strong first quarter results reflect significant growth in sales of our generic pharmaceuticals in Spain."

Continuing, Mr. Murphy stated, "We continue to make significant progress - this quarter, we have achieved milestones in both our drug delivery and pharmaceutical product sales businesses. In February, together with our licensee Auxilium, we announced the U.S. launch of Testim, the first product utilizing our proprietary CPE-215(TM) technology. Last week we reported that results from a recent study, published in the April 2003 issue of Biopharmaceutics & Drug Disposition found that `patients treated with Auxilium's Testim, absorbed 30% more testosterone dose for dose than patients treated with AndroGel(R), the other commercially available testosterone gel.' In addition, together with Auxilium, we will be announcing later today the publishing of results of additional clinical data with respect to Testim. We look forward to giving you more information regarding this after it has been presented at the annual meeting of the American Urological Association (AUA) in Chicago, Illinois."

Mr. Murphy added, "Also during the quarter, we received regulatory approval by the Spanish Ministry of Health to market the generic equivalents of well-known cardiovascular and anti-infective pharmaceuticals Zestril/Prinivil(R) and Augmentin(R) and are on track to launch these products in Spain during the second half of 2003. Building on the strength of our business model and our proprietary CPE-215 drug delivery technology, we continue to execute our strategy of expanding our presence in Spain's emerging generic drug market and leveraging our CPE-215 platform technology to advance our pipeline and product portfolio."

Michael D. Price, Vice President and Chief Financial Officer added, "We are delighted with the strong financial results this quarter, and believe the steps we have taken to develop our business model are now beginning to be fully recognized. Clearly, Testim's product launch is in its early stages, with only 5 weeks of product marketing during this quarter. We look forward to discussing the potential impact that this product gives Bentley Pharmaceuticals next quarter when we will have more data available. That said, early indications give us confidence going forward, which combined with the growth in sales from our Spanish operations, position the company well for the full year."

Management will host a conference call to discuss these results today, Tuesday, April 29, 2003, at 8:30 a.m. Eastern Daylight Time. The dial-in number for U.S. callers is (800) 603-9527; International callers should dial (706) 634-0645. Please call in approximately 10 minutes before the scheduled time and give the password "Bentley." Two hours after the call has finished, a replay will be available until May 6, 2003. Please dial (800) 642-1687, access code 9851079. International participants may dial (706) 645-9291; the access code is the same.

ABOUT BENTLEY PHARMACEUTICALS
Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and pharmaceutical products. Bentley's proprietary drug technologies enhance or facilitate the absorption of pharmaceutical compounds across various membranes. Bentley also manufactures and markets a growing portfolio of branded and generic pharmaceuticals in Spain for the treatment of cardiovascular, gastrointestinal, infectious and neurological diseases through its subsidiaries Laboratorios Belmac, Laboratorios Davur and Laboratorios Rimafar.

Copies of the company's press releases and other information may be obtained through Bentley's web site at www.bentleypharm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with identifying suitable drugs for drug delivery technologies, expanding generic and branded drug operations, development and commercialization of our products, relationships with our strategic partners, uncertainty of clinical trials, regulatory approval process, product sales concentration, unpredictability of patent protection, technological changes, the effect of economic conditions and other uncertainties detailed in Bentley's filings with the Securities and Exchange Commission.

                              - Tables to Follow -

                 BENTLEY PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


(in thousands, except per share data)

                                            For the Three Months Ended March 31,
                                            ------------------------------------
                                                   2003         2002
                                                 --------    --------
Revenues:
  Net product sales                              $ 14,235    $  9,057
  Licensing and collaboration revenues                753         117
                                                 --------    --------
  Total revenues                                   14,988       9,174

Cost of net product sales                           6,121       3,776
                                                 --------    --------

Gross profit                                        8,867       5,398
                                                 --------    --------
Operating expenses:
 Selling and marketing                              3,353       2,610
 General and administrative                         1,559       1,094
 Research and development                           1,018         764
 Depreciation and amortization                        283         247
                                                 --------    --------

  Total operating expenses                          6,213       4,715
                                                 --------    --------

Gain on sale of drug licenses                          --          72
                                                 --------    --------

Income from operations                              2,654         755
                                                 --------    --------

Other income (expenses):
 Interest income                                       83          16
 Interest expense                                     (54)        (43)
 Other                                                 --           4
                                                 --------    --------

Income before income taxes                          2,683         732

Provision for foreign income taxes                  1,151         597
                                                 --------    --------

Net income                                       $  1,532    $    135
                                                 ========    ========

Net income per common share:
Basic                                            $   0.09    $   0.01
                                                 ========    ========
Diluted                                          $   0.08    $   0.01
                                                 ========    ========

Weighted average common shares outstanding:
Basic                                              17,455      14,634
                                                 ========    ========
Diluted                                            20,350      17,922
                                                 ========    ========




                                    - MORE -

                 BENTLEY PHARMACEUTICALS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


(in thousands, except per share data)                                       March 31,                 December 31,
                                                                              2003                        2002
                                                                            ---------                 ------------
ASSETS
------
Current assets:
 Cash and cash equivalents                                                  $ 26,042                     $ 26,581
 Marketable securities                                                           409                          396
 Receivables, net                                                             12,813                       10,874
 Inventories, net                                                              4,670                        5,133
 Deferred taxes                                                                  126                          123
 Prepaid expenses and other                                                    1,142                          865
                                                                            --------                     --------
  Total current assets                                                        45,202                       43,972
                                                                            --------                     --------
Non-current assets:
 Fixed assets, net                                                            11,856                        9,565
 Drug licenses and related costs, net                                         11,362                       10,975
 Other                                                                           219                          180
                                                                            --------                     --------
   Total non-current assets                                                   23,437                       20,720
                                                                            --------                     --------
                                                                            $ 68,639                     $ 64,692
                                                                            ========                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable                                                          $  6,499                     $  7,206
  Accrued expenses                                                             5,581                        4,059
  Short-term borrowings                                                        1,532                        1,598
  Current portion of long-term debt                                              131                          127
  Deferred income                                                                830                          279
                                                                            --------                     --------
    Total current liabilities                                                 14,573                       13,269
                                                                            --------                     --------

Non-current liabilities:
   Taxes payable                                                               2,205                        2,141
   Long-term debt                                                                296                          345
   Other                                                                         181                          186
                                                                            --------                     --------
     Total non-current liabilities                                             2,682                        2,672
                                                                            --------                     --------

Commitments and contingencies

Stockholders' equity:
 Preferred stock, $1.00 par value, authorized 2,000
  shares, issued and outstanding, zero shares                                     --                           --
 Common stock, $.02 par value, authorized 35,000 shares,
  issued and outstanding, 17,458 and 17,404 shares                               349                          348
 Stock purchase warrants (to purchase 3,292 and 3,292
  shares of common stock)                                                        431                          431
 Additional paid-in capital                                                  121,504                      121,084
 Accumulated deficit                                                         (71,164)                     (72,696)
 Accumulated other comprehensive income (loss)                                   264                         (416)
                                                                            --------                     --------
     Total stockholders' equity                                               51,384                       48,751
                                                                            --------                     --------
                                                                            $ 68,639                     $ 64,692
                                                                            ========                     ========

                                     - END -